                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INTERWEST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    [LOGO]


DECEMBER 23, 1999




DEAR SHAREHOLDER:

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OF INTERWEST BANCORP, INC. ("Bancorp"), TO BE HELD AT THE ELKS CLUB, 155 NORTHEAST ERNST STREET, OAK HARBOR, WASHINGTON, ON WEDNESDAY, JANUARY 19, 2000, AT 2:00 P.M., LOCAL TIME.

     THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT ON THE FOLLOWING PAGES DESCRIBE THE FORMAL BUSINESS TO BE TRANSACTED AT THE MEETING. DURING THE MEETING, WE WILL ALSO REPORT ON THE OPERATIONS OF BANCORP. DIRECTORS AND OFFICERS OF BANCORP, AS WELL AS A REPRESENTATIVE OF ERNST & YOUNG LLP, BANCORP'S INDEPENDENT AUDITORS, WILL BE PRESENT TO RESPOND TO ANY QUESTIONS OUR SHAREHOLDERS MAY HAVE.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

     WE LOOK FORWARD TO SEEING YOU AT THE MEETING.

                                  SINCERELY,



     BARNEY R. BEEKSMA                                   STEPHEN M. WALDEN
     CHAIRMAN OF THE BOARD                               PRESIDENT AND CHIEF
                                                         EXECUTIVE OFFICER

                             INTERWEST BANCORP, INC.
                            275 SOUTHEAST PIONEER WAY
                          OAK HARBOR, WASHINGTON 98277
                                 (360) 679-4181


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 2000
--------------------------------------------------------------------------------


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of InterWest Bancorp, Inc. ("Bancorp") will be held at the ELKS CLUB, 155 NORTHEAST ERNST STREET, OAK HARBOR, WASHINGTON, ON WEDNESDAY, JANUARY 19, 2000, AT 2:00 P.M., local time, for the following purposes:

     (1) ELECTION OF DIRECTORS. To elect three directors to three-year terms, and one director to a one-year term; and

     (2) OTHER BUSINESS. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposal at the Annual Meeting or on any subsequent adjournments. Shareholders of record at the close of business on November 30, 1999, are entitled to notice of and to vote at the meeting and any adjournments or postponements.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       By Order of the Board of Directors



                                       Margaret Mordhorst
                                       Secretary

Oak Harbor, Washington
December 23, 1999



--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                             INTERWEST BANCORP, INC.
                            275 SOUTHEAST PIONEER WAY
                          OAK HARBOR, WASHINGTON 98277
                                 (360) 679-4181
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 19, 2000
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InterWest Bancorp, Inc. ("Bancorp"), the holding company for InterWest Bank, Pacific Northwest Bank, Kittitas Valley Bank, N.A. ("Kittitas"), and National Bank of Tukwila ("Tukwila"), to be used at the 2000 Annual Meeting of Shareholders of Bancorp. The subsidiary banks are collectively referred to as (the "Banks"). The Annual Meeting will be held at the ELKS CLUB, 155 NORTHEAST ERNST STREET, OAK HARBOR, WASHINGTON ON WEDNESDAY, JANUARY 19, 2000, AT 2:00 P.M., local time. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about December 23, 1999.

                           VOTING AND PROXY PROCEDURE

     RECORD OWNERSHIP; QUORUM. Shareholders of record as of the close of business on November 30, 1999, are entitled to one vote for each share of common stock ("Common Stock") of Bancorp then held. As of November 30, 1999, Bancorp had 16,082,312 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     SOLICITATION OF PROXIES. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

     VOTING OF PROXIES BY RECORD HOLDER. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of Bancorp or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares of the Bancorp Common Stock are held by a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you are a beneficial owner of Common Stock and want to vote your shares in person, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the Annual Meeting.

     VOTING OF PROXIES BY ESOP HOLDERS. If a shareholder is a participant in InterWest Bancorp's Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees.

     VOTING FOR DIRECTORS. The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

RECENT DEVELOPMENTS

     ACQUISITION OF NATIONAL BANK OF TUKWILA

     Effective October 1, 1999, National Bank of Tukwila became a wholly owned subsidiary of Bancorp. Consistent with the terms of the merger agreement governing the merger, shareholders of NBT Northwest Bancorp, the parent company of Tukwila that was merged with Bancorp, became shareholders of Bancorp, and are therefore eligible to vote at the 2000 Annual Meeting of Shareholders.

     PENDING TRANSACTION WITH LIBERTY BAY FINANCIAL CORPORATION

     On September 14, 1999, Bancorp and Liberty Bay Financial Corporation ("Liberty") entered into an Agreement and Plan of Merger, which provides that Liberty will merge with and into Bancorp and North Sound Bank, the bank subsidiary of Liberty, will operate as a separate subsidiary of Bancorp. The merger agreement, which must be approved by the shareholders of Liberty, provides that shareholders of Liberty will be entitled to receive shares of Bancorp Common Stock, pursuant to an exchange ratio. The merger is scheduled to close prior to April 30, 2000, subject to regulatory approval and the approval of Liberty shareholders.

     INTERNAL MERGERS

     Consistent with Bancorp's plans, in an effort to control costs and streamline procedures, an application to merge Kittitas with and into Pacific Northwest Bank was filed with the appropriate bank regulators. The merger is scheduled to close in January 2000. As you are aware, during 1998 and 1999, Bancorp's bank subsidiaries First National Bank of Port Orchard and Pioneer National Bank were merged with Pacific Northwest Bank.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups who beneficially own in excess of five percent of Bancorp's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, management knows of no person who owned more than five percent of the outstanding shares of Common Stock as of November 30, 1999. The following table sets forth, as of November 30, 1999, information as to the shares of the Common Stock beneficially owned by each director, by the Chief Executive Officer of Bancorp, by Bancorp's executive officers who received salaries and bonuses in excess of $100,000 during the year ended September 30, 1999, ("named executive officers") and by all executive officers and directors of Bancorp as a group.

                                  NUMBER OF SHARES                  PERCENT OF
NAME                           BENEFICIALLY OWNED(1)            SHARES OUTSTANDING
----                           ---------------------            ------------------
DIRECTORS:
Barney R. Beeksma                     369,627 (2)(3)                   2.3%
Gary M. Bolyard                        82,618 (4)
Larry Carlson                          48,698 (5)                        *
Michael T. Crawford                    10,500                            *
Jean Gorton                            12,074                            *
C. Stephen Lewis                       29,812                            *
Clark H. Mock                           7,000                            *
Russel E. Olson                        10,971                            *
Vern Sims                             288,934 (6)                      1.8%

EXECUTIVE OFFICERS:
Stephen M. Walden**                   328,637 (3)(7)                   2.0%
Clark W. Donnell                      148,504 (8)                        *
Patrick M. Fahey**                    238,038 (3)(9)                   1.5%
Kenneth G. Hulett                     108,112 (10)                       *
H. Glenn Mouw                          93,898 (3)(11)                    *
All Executive Officers              1,777,423 (3)                      10.9%
and Directors as a Group
(14 persons)

---------------
*    Less than one percent of shares outstanding.

**   Mr. Walden and Mr. Fahey are also directors of Bancorp.

(1) The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of November 30, 1999, through the exercise of stock options granted pursuant to Bancorp's stock option plans: Mr. Beeksma 11,943, Mr. Bolyard 881, Mr. Crawford 1,500, Ms. Gorton 1,125, Mr. Lewis 2,250, Mr. Mock 1,500, Mr. Olson 1,125, Mr. Sims 2,250, Mr. Walden 42,250, Mr.
     Donnell 36,937, Mr. Fahey 3,837, Mr. Hulett 25,387, Mr. Mouw 36,712,
     and all executive officers and directors as a group, 167,697. Shares held in accounts under Bancorp's ESOP, as to which the holders have voting power but not investment power, are also included as follows:
     Mr. Beeksma 59,675 shares, Mr. Bolyard 248 shares, Mr. Fahey 4,096 shares, Mr. Walden 40,576 shares, Mr. Donnell 16,778 shares, Mr. Hulett 17,380 shares, Mr. Mouw 19,760 shares, and all executive officers and directors as a group, 158,513 shares.

     In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power as follows:

(2)  Includes 10,125 shares owned by Mr. Beeksma's spouse.
(3) Does not include 128,110 shares held by the ESOP of which Messrs. Beeksma, Walden, Fahey and Mouw are trustees, and over which they share equal voting power.
(4)  Includes 3,390 shares held in an IRA Account for the benefit of Mr.
     Bolyard.
(5)  Includes 5,254 shares held in an IRA Account for the benefit of Mr. Carlson
(6)  Includes 286,684 shares held in a Limited Liability Corporation.
(7)  Includes 2,476 shares owned by Mr. Walden's spouse.
(8)  Includes 4,245 shares owned by Mr. Donnell's minor children.
(9) Includes 26,703 shares held in an IRA Account for the benefit of Mr. Fahey, 177 shares owned by Mr. Fahey's spouse, 705 shares held in an IRA Account for the benefit of Mr. Fahey's spouse, and 592 shares owned by Mr. Fahey's minor children.
(10) Includes 3,580 shares held in an IRA Account for the benefit of Mr. Hulett and 4,797 shares in an IRA Account for the benefit of Mr. Hulett's spouse.
(11) Includes 1,191 shares owned by Mr. Mouw's spouse.


EXECUTIVE OFFICERS

     The following table sets forth the age, position, and the business experience during the past five years of those executive officers of Bancorp who are not also directors of Bancorp.

     CLARK W. DONNELL (44) is Executive Vice President of Bancorp. He has also served as Executive Vice President and Chief Administrative Officer of InterWest Bank since 1988. During 1987 through 1988, Mr. Donnell held the position of Senior Vice President of InterWest Bank, and from1984 through 1987, served as Vice President of InterWest Bank.

     KENNETH G. HULETT (52) is Executive Vice President of Bancorp, and since 1988, has served as Executive Vice President and Chief Lending Officer of InterWest Bank. From 1977 to 1987, Mr. Hulett served as Vice President of InterWest Bank.

     H. GLENN MOUW (46) is Executive Vice President and Treasurer of Bancorp and has served as Executive Vice President and Chief Financial Officer of InterWest Bank since 1988. Prior to that time, Mr. Mouw served as Senior Vice President and Treasurer of InterWest Bank from 1987 to 1988 and Vice President and Treasurer from 1981 to 1987.

-------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
-------------------------------------------------------------------------------


     Bancorp's Board of Directors is currently composed of eleven members. Bancorp's articles and bylaws provide that directors will be elected for three-year staggered terms with approximately one third of the directors elected each year. At the Annual Meeting, three directors will be elected to the class of directors whose terms end in 2003. Barney R. Beeksma, C. Stephen Lewis and Russel E. Olson, all of whom presently are serving as directors of Bancorp, have been nominated for election to the term ending in 2003. Under Bancorp's bylaws, a director may not stand for re-election to the Board if he has attained the age of 75. Accordingly, Vern Sims, who will turn 75 before his term expires in 2001, will not stand for re-election at the 2001 Annual Meeting. Since this vacancy will cause the classes to be unequal in size, Larry Carlson, who is currently up for re-election to the Board, has been nominated to serve for a one-year term ending in 2001, thereby maintaining the equal division of directors between the three classes.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BEEKSMA, CARLSON, LEWIS AND OLSON.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                                                YEAR FIRST
NAME                               AGE      ELECTED DIRECTOR(1)       TERM TO EXPIRE
----                               ---      -------------------       --------------
BOARD NOMINEES

Larry Carlson                       67             1996                  2001 (2)

Barney R. Beeksma                   67             1974                  2003 (2)
C. Stephen Lewis                    57             1988                  2003 (2)
Russel E. Olson                     68             1988                  2003 (2)

DIRECTORS CONTINUING IN OFFICE

Michael T. Crawford                 61             1994                    2001
Jean Gorton                         65             1991                    2001
Vern Sims                           74             1976                    2001

Gary M. Bolyard                     63             1996                    2002
Patrick M. Fahey                    57             1998                    2002
Clark H. Mock                       63             1993                    2002
Stephen M. Walden                   56             1988                    2002

---------------
(1) Includes service on the Board of Directors of InterWest Bank, as applicable, of which all of the directors, with the exception of Mr. Fahey, are members.
(2)  Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     BARNEY R. BEEKSMA has been associated with InterWest Bank since 1960. He currently serves as the Chairman of the Board of Bancorp and InterWest Bank, after retiring from the position of President and Chief Executive Officer of InterWest Bank in January 1990. Mr. Beeksma is the father-in-law of Clark Donnell. Mr. Beeksma served as a representative for the 10th District in the Washington State Legislature from 1994 through 1996. Mr. Beeksma served as a director of the Seattle Branch of the Federal Reserve Bank of San Francisco, and the Federal Home Loan Bank of Seattle, and was actively involved with the U.S. League of Savings Institutions (now America's Community Bankers) having served as Chairman of the organization from November 1988 to November 1989.

     GARY M. BOLYARD currently serves as a director of Bancorp, InterWest Bank, Pacific Northwest Bank, and Kittitas. Mr. Bolyard served as an executive officer of Bancorp and InterWest Bank between August 1996 and his retirement on June 30, 1999. Prior to that time, he was the President, Chief Executive Officer and a director of Central Bancorporation and Central Washington Bank and a director of North Central Washington Bank.

     LARRY CARLSON is an attorney at law. On January 1, 1997, Mr. Carlson terminated his ownership relationship in the law firm of Carlson, Drewelow, McMahon & Kottkamp, Inc. PS, in Wenatchee, Washington and continues to engage in selective representation of clients. Mr. Carlson previously served on the Board of Directors of Central Bancorporation and Central Washington Bank.

     MICHAEL T. CRAWFORD is Vice President, General Manager of Concrete Nor'West, a division of Miles Sand & Gravel Co., Inc., with which he has been associated since 1968.

     PATRICK M. FAHEY recently announced his retirement as President and Chief Executive Officer of Pacific Northwest Bank, effective July 1, 2000, a position he has held since October 1987. After his retirement, Mr. Fahey will continue as Chairman of Pacific Northwest Bank. In June 1998, upon consummation of the acquisition of Pacific Northwest Bank by Bancorp, Mr. Fahey was appointed a director of Bancorp. Mr. Fahey was also appointed a member of Bancorp's Executive Committee and Vice Chairman/Commercial Banking. Mr. Fahey is also Chairman of the Board of Pacific Northwest Bank, and serves on the Board of Directors of Kittitas and Tukwila. Mr. Fahey serves on the Board of Directors of Premera Blue Cross.

     JEAN GORTON is a consultant to Trillium Corporation, Bellingham, Washington, a land development and resource management firm. Ms. Gorton has been associated with Trillium Corporation since 1983, and retired as Senior Vice President of Planning in July 1998. She served as a loaned executive to the College of Business and Economics at Washington State University in Pullman, Washington from 1996 through July 1998.

     C. STEPHEN LEWIS is President and Chief Executive Officer of
Weyerhaeuser Real Estate Company, a real estate construction and development subsidiary of the Weyerhaeuser Corporation with which he has been associated since 1970.

     CLARK H. MOCK is a management consultant in banking and real estate having retired in May 1993 as Executive Vice President and Chief Credit Officer of Seattle First National Bank. Mr. Mock's career with Seattle First National Bank covered all phases of credit administration together with the disposition of problem loans and assets.

     RUSSEL E. OLSON retired in January 1995 as Vice President of Finance and Treasurer for the Puget Sound Power & Light Company located in Bellevue, Washington, an electric company with which he had been associated for over 35 years.

     VERN SIMS is the principal owner, President and Chairman of Vern Sims Ford, Inc., a Ford dealership in Sedro-Woolley, Washington, and is a part owner, President and Chairman of Honda dealerships in Mount Vernon, Wenatchee, and Bellingham, Washington.

     STEPHEN M. WALDEN is President and Chief Executive Officer of Bancorp and InterWest Bank, and also serves as a director of Bancorp, InterWest Bank, Pacific Northwest Bank, and Kittitas. Mr. Walden started his career at InterWest Bank in 1966 and became Vice President in 1974, Senior Vice President in 1977, Executive Vice President in 1984, President and Chief Operating Officer in 1988 and President and Chief Executive Officer in January 1990. Mr. Walden has also served as a member of the Board of Directors of the Federal Home Loan Bank of Seattle since January 1998.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


     The Board of Directors of Bancorp conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 1999, the Board of Directors of Bancorp held twelve meetings. No director of Bancorp attended fewer than 75 percent of the total meetings of the Board and committees on which such person served during this period.

     The Board of Directors of Bancorp has an Audit Committee currently consisting of Messrs. Olson (Chairman), Carlson, Crawford, and Ms. Gorton. The purpose of the Committee is to provide direction and oversight to the Internal Auditor and to review the examinations of Bancorp by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit Committee met six times during the 1999 fiscal year.

     The Board of Directors of Bancorp has an Executive Committee currently consisting of Messrs. Beeksma (Chairman), Bolyard, Fahey, Mock, Olson and Walden. The Committee acts as a decision-making body in lieu of the entire Board of Directors. The Executive Committee meets on an as-needed basis. The Executive Committee met once during the 1999 fiscal year.

     The Board of Directors of InterWest Bank has a Compensation and Stock Option Committee ("Committee") that acts on behalf of InterWest Bank and Bancorp, consisting of Messrs. Sims (Chairman), Beeksma, Lewis and Mock. The purpose of the Committee is to act as an ongoing advisory group to the Board of Directors on executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e. company-wide profit-sharing plans, stock option plans, benefit plans, etc.). All compensation paid to employees is paid by the respective banks, with the exception of Mr. Beeksma's salary which is paid by Bancorp. The Committee also administers the 1996 Outside Directors Stock Options-For-Fees Plan. The Committee meets annually or on an as-needed basis and met three times during the 1999 fiscal year.

     The Board of Directors of Bancorp has appointed a Nominating Committee consisting of Messrs. Crawford (Chairman), Mock and Walden. The Nominating Committee is responsible for selecting nominees for election as director except that the Board of Directors shall act as a nominating committee for selecting management nominees for election as directors.

--------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------


     1996 OUTSIDE DIRECTORS STOCK OPTIONS-FOR-FEES PLAN ("1996 DIRECTOR PLAN"). Each member of Bancorp's Board of Directors who is not an employee of Bancorp or any subsidiary of Bancorp may participate in the 1996 Director Plan. The 1996 Director Plan, adopted at the 1997 Annual Meeting of Shareholders, establishes the regular retainer fee for directors at $8,000 per year over the five-year term of the plan. The 1996 Director Plan provides that each eligible director may elect from among three options: (i) receive the $8,000 retainer in cash, payable quarterly, (ii) receive an option covering 375 shares of Common Stock and a $4,000 retainer in cash, payable quarterly, or (iii) receive an option covering 750 shares of Bancorp Common Stock.

     Pursuant to director elections, which must be submitted by December 31 of each year during the term of the plan, directors will be granted options on the first business day of the calendar year. All stock options awarded under the 1996 Director Plan will have an exercise price equal to 100 percent of the fair market value of Bancorp Common Stock on the date of grant. Each option granted under the 1996 Director Plan has a five-year term and will become exercisable on the first anniversary of the grant date. If a director leaves the Board prior to such date, all unexercisable options will be cancelled.

     In addition to director's fees, each director will receive $400 for each Committee meeting attended unless such meeting is held on the day of a scheduled Board meeting, in which case, the director will be paid $200 for each Committee meeting attended.

     As Chairman of the Board, during the fiscal year 1999, Barney R. Beeksma received an annual retainer of $66,000 and contributions to Bancorp's ESOP in the amount of $3,300 and to Bancorp's 401(k) Plan in the amount of $1,980. InterWest Bank has entered into an employment agreement with Mr. Beeksma that provides for severance benefits in the event of termination. Under the terms of Mr. Beeksma's employment agreement, in the event of termination, Mr. Beeksma will be paid the balance of his annual salary for the calendar year, plus one additional year's salary.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


     SUMMARY COMPENSATION TABLE. The following table sets forth the compensation received by the Chief Executive Officer of Bancorp and the named executive officers for each of the three fiscal years ended September 30, 1999. InterWest Bank pays all compensation of the executive officers, with the exception of Mr. Fahey, whose compensation is paid for by Pacific Northwest Bank.

                                                                                       Long-Term
                                                    Annual Compensation                Compensation Awards
                                          -----------------------------------------    -------------------
                                                                                       Securities
                                                                      Other Annual     Underlying      All Other
Name and Position             Year        Salary         Bonus      Compensation(1)    Options(#)      Compensation
-----------------             ----        ------         -----      ---------------    ----------      ------------
Stephen M. Walden             1999       $270,000       $173,700       $30,000(2)          30,000       $ 12,800(3)
  President and Chief         1998        261,000        133,120        29,000             40,500         11,560
  Executive Officer           1997        227,250        122,360        25,250              3,000         12,414

Patrick M. Fahey              1999        296,303(4)     100,000          --                3,500         24,180(4)
  Vice Chairman/              1998         84,608(5)          --          --                   --          7,620
  Commercial Banking

Clark W. Donnell              1999        181,746         79,310          --                4,500         12,800(6)
  Executive Vice              1998        170,000         58,993          --                1,500         11,889
  President                   1997        150,000         55,876          --                1,500         14,291

Kenneth G. Hulett             1999        139,500         60,485          --                4,500         14,037(7)
  Executive Vice              1998        131,350         43,296          --                1,500         13,595
  President                   1997        117,501         44,616          --                  900         12,640

H. Glenn Mouw                 1999        165,254         73,360          --                4,500         12,800(8)
  Executive Vice              1998        155,000         53,578          --                1,500         13,113
  President and Treasurer     1997        136,251         51,075          --                1,200         14,431

Gary M. Bolyard               1999        110,042(9)      56,218        57,365(10)            --          10,003(11)
  Vice Chairman/              1998        140,750         49,115          --                  750         13,477
  Corporate Development       1997        135,960             --          --                  675          4,072

------------------
(1) Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management, the costs to Bancorp of providing such benefits to any individual executive officer during the year ended September 30, 1999, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for the individual.

(2) Represents an elective contribution by Mr. Walden to a non-qualified deferred compensation plan.

(3) Includes contributions to Bancorp's ESOP of $8,000 and to Bancorp's Salary Deferral 401(k) Plan and Trust ("401(k) Plan") of $4,800.

(4) Salary includes director fees of $21,000. All other compensation includes contributions to Bancorp's ESOP of $8,000 and to Bancorp's 401(k) Plan of $16,180.

(5) Reflects compensation earned from June 16, 1998, the day that Mr. Fahey joined Bancorp, through September 30, 1998.

(6) Includes contributions to Bancorp's ESOP of $8,000 and to Bancorp's 401(k) Plan of $4,800.

(7) Includes contributions to Bancorp's ESOP of $8,773 and to Bancorp's 401(k) Plan of $5,264.

(8) Includes contributions to Bancorp's ESOP of $8,000 and to Bancorp's 401(k) Plan of $4,800.

(9) Includes the salary paid to Mr. Bolyard through June 30, 1999, the last day of Mr. Bolyard's employment with Bancorp, and outside director fees paid subsequent to June 30, 1999.

(10) Represents an annual payment to Mr. Bolyard under a non-qualified deferred compensation plan.

(11) Includes contributions to Bancorp's ESOP of $6,252 and to Bancorp's 401(k) Plan of $3,751.

     EMPLOYMENT AGREEMENTS. InterWest Bank has entered into employment contracts with Messrs. Walden, Mouw, Hulett and Donnell that provide for severance benefits in the event employment is terminated following a change in control of InterWest Bank. Under these agreements, a change in control is defined generally to include a merger involving InterWest Bank, an acquisition of InterWest Bank by another institution or entity, a sale of substantially all of the assets of InterWest Bank, a change in beneficial ownership of 25 percent of InterWest Bank stock or a change in the majority of the Board of Directors. Upon a change in control, Messrs. Walden, Mouw, Hulett and Donnell shall be entitled to a position of the same or similar responsibility or authority and in the same geographical area and total annual compensation and other benefits equal to or in excess of the total annual compensation and benefits available to the employee during the prior 12 months. The employer may terminate the agreement after a change in control, but will be obligated to pay the employee twice the employee's average annual compensation for the past five years.

     Pacific Northwest Bank entered into an employment agreement with Mr. Fahey for a term of three years, expiring on June 15, 2001, that provides Mr. Fahey with an annual salary of $275,000. The agreement further provides payment to Mr. Fahey of his W-2 income (before salary deferrals) for the 12-month period preceding termination of his employment if: (i) Bancorp terminates employment without cause or Mr. Fahey terminates his employment for good reason, (ii) employment terminates (for any reason) in connection with a change in control of Bancorp, or (iii) Mr. Fahey elects to terminate his employment during the period commencing on the 25th month of the employment term and ending on the 30th month of the term.

     Mr. Fahey is also a beneficiary participant in Pacific Northwest Bank's "make-whole" benefit plan, the purpose of which is to provide benefits to Pacific Northwest Bank employees whose benefits under qualified retirement plans are limited by the application of sections 415 and/or 401(a)(7) of the Internal Revenue Code.

     SEVERANCE PAY AGREEMENTS. InterWest Bank entered into Severance Pay Agreements (the "Severance Agreements") with Messrs. Walden, Mouw, Hulett and Donnell to provide these employees with severance pay in the event of termination. The terms of the Severance Agreements provide the employee an amount equal to three weeks total compensation for each 12 months of employment with InterWest Bank and, as the case may be, its successors. Total severance would not, however, exceed an amount equal to an employee's total compensation during the prior 12-month period.

     DEFERRED COMPENSATION ARRANGEMENTS - InterWest Bank has entered into a Deferred Compensation Agreement with Mr. Walden, the President, Chief Executive Officer of Bancorp and InterWest Bank. This agreement has provided for specific contributions from InterWest Bank during the period from January 1990 through January 1995. Currently, Mr. Walden makes elective contributions under the approval of the Compensation Committee. All contributions to this Deferred Compensation Agreement are fully vested at all times and increase in value at a rate equal to InterWest Bank's annual portfolio yield, less 0.5 percent. Commencing January 1, 2002, InterWest Bank will make payments to Mr. Walden at his option either through a lump sum payment, or an annuity over a specified period of time.

     Central Bancorporation ("Central") had previously entered into an Executive Deferred Compensation Agreement with Gary M. Bolyard, who was the President, Chief Executive Officer and a director of Central. Pursuant to the acquisition of Central and its bank subsidiary, Central Washington Bank, by Bancorp in August 1996, Bancorp assumed the agreement with Mr. Bolyard that provides for certain deferred payments in consideration of Mr. Bolyard's services and contributions to the growth and progress of Central. As a result of his retirement on June 30, 1999, Mr. Bolyard is entitled to receive $57,635 annually for a period of 15 years. In connection with this agreement, an insurance policy on the life of Mr. Bolyard in the face amount of $500,000 was purchased to offset future payments that will be made under this deferred compensation agreement.

     OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the named executive officers during the fiscal year ended September 30, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------- ----------------------------
                                                                                           POTENTIAL REALIZABLE
                                                                                                 VALUE AT
                                                                                           ASSUMED ANNUAL RATES
                                  INDIVIDUAL GRANTS                                           OF STOCK PRICE
                                                                                               APPRECIATION
                                                                                            FOR OPTION TERM (2)
--------------------------------------------------------------------------------------- ----------------------------
                              NUMBER OF      % OF TOTAL
           NAME                SHARES         OPTIONS
                             UNDERLYING      GRANTED TO      EXERCISE
                               OPTIONS       EMPLOYEES        PRICE       EXPIRATION         5%            10%
                             GRANTED(1)    IN FISCAL YEAR   ($/SHARE)        DATE
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------
Stephen M. Walden                30,000          15.0%         $20.75       12/16/03       $171,985      $380,042
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

Patrick M. Fahey                  3,500            1.8%         20.75       12/16/08         45,673       115,746
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

Clark W. Donnell                  4,500            2.3%         20.75       12/16/08         58,723       148,816
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

Kenneth G. Hulett                 4,500            2.3%         20.75       12/16/08         58,723       148,816
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

H. Glenn Mouw                     4,500            2.3%         20.75       12/16/08         58,723       148,816
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

Gary M. Bolyard                       0               0            --             --              0             0
--------------------------- -------------- -------------- -------------- -------------- -------------- -------------

(1) Each option granted vests at the rate of 25 percent per annum, with the exception of Mr. Walden's options that vest at the rate of 33 percent per annum. Options will become immediately exercisable in the event of a change in control of Bancorp. Each option was granted under Bancorp's 1993 Plan and has an exercise price equal to the fair market value of the Common Stock on the date of grant and, under the terms of the Plan, contains a reload option. Each of the indicated options were granted on December 16, 1998.

(2) The hypothetical dollar gains under these columns result from calculations required by the Securities and Exchange Commission rules. The gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, that the executive officers may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of Bancorp and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

     OPTION EXERCISE/VALUE TABLE. The following information with respect to options exercised during the fiscal year ended September 30, 1999, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

-------------------------- -------------- ------------- --------------------------------- ----------------------------------
                              SHARES
                            ACQUIRED ON      VALUE            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                            EXERCISE(#)     REALIZED         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
          NAME                                ($)             OPTIONS AT YEAR END                FISCAL YEAR END (1)
-------------------------- -------------- ------------- --------------------------------- ----------------------------------
                                                         EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------
Stephen M. Walden                  0      $         0         76,750          52,250          $826,990           $   0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

Patrick M. Fahey              85,475        1,509,061          3,837           2,625            38,966               0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

Clark W. Donnell              17,250          274,823         36,937           4,500           488,409               0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

Kenneth G. Hulett                  0                0         31,387           4,350           405,500               0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

H. Glenn Mouw                 17,250          311,104         36,712           4,425           488,409               0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

Gary M. Bolyard               21,150          403,701            881             544                 0               0
-------------------------- -------------- ------------- --------------- ----------------- ---------------- -----------------

(1) On September 30, 1999, the closing price of Common Stock was $20.75. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

1993 INCENTIVE STOCK OPTION PLAN

     The 1993 Incentive Stock Option Plan, as amended ("1993 Plan") provides for the grant of incentive stock options ("ISO's") and nonqualified stock options ("NQSO's") to all officers and employees of Bancorp and its subsidiaries, as well as other persons who render their services to Bancorp.

     The 1993 Plan is administered by a committee of nonemployee directors and provides for the grant of up to 966,000 shares of Bancorp Common Stock in the form of options.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Mr. Beeksma, a member of the Compensation and Stock Option Committee, was formerly President and Chief Executive Officer of InterWest Bank. He retired from those positions in 1990. Although the Committee approved compensation paid to executive officers, the entire board of directors of Bancorp sets the compensation for Mr. Beeksma as Chairman of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

     Historically and currently, the Committee of InterWest Bank has served as the compensation committee of Bancorp. The Committee is responsible for establishing and implementing all compensation policies of Bancorp and its subsidiaries, as well as setting the compensation for the executive officers of Bancorp's subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the executive vice presidents and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain key executives who are highly qualified and are vital to the long-term success of Bancorp and its subsidiaries; (ii) to provide levels of compensation competitive with those offered throughout the banking industry; (iii) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the corporation; and (iv) to integrate the compensation program with Bancorp's long-term strategic planning and measurement processes.

     The current compensation plan involves a combination of salary, bonuses to reward short-term performance, deferred compensation, and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews industry peer group and the Washington Financial Industry Survey and the America's Community Banker's Survey of salaries to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

     A performance bonus plan is in effect for the officers of Bancorp and its subsidiaries, which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 70 percent of salary for the chief executive officer, and up to 55 percent of salary level for executive vice presidents. Approximately half of the performance bonus is based on quantifiable data such as return on average equity and the efficiency ratio. The remainder is based on subjective evaluations of performance.

     The Committee has awarded stock options to employees of Bancorp and its subsidiaries in accordance with the provisions of the 1993 Plan approved by the Board of Directors and the shareholders. Stock options are Bancorp's primary long-range compensation program designed to reward performance that benefits shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of Bancorp by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership in Bancorp. Options issued to employees are at a price equal to the average of the closing bid and ask prices of the Common Stock on the date of the grant in order to ensure that any value derived from the grant is realized by shareholders generally. The amount of options granted to an employee is based on the employee's performance and relative responsibilities within Bancorp. Options may have a deferred vesting and will not be exercisable prior to vesting.

     During the fiscal year ended September 30, 1999, the Committee granted stock options totaling 199,610 shares to employees of Bancorp and its subsidiaries.

     During the fiscal year ended September 30, 1999, the base salary of Stephen M. Walden, President and Chief Executive Officer of Bancorp, was $270,000. In addition to this, he received a performance bonus of $173,700 and was credited with $30,000 in deferred compensation. This resulted in total compensation of $473,700, which represents a 12 percent increase from the previous year. The performance bonus was paid based on his meeting the performance criteria established by the Committee in the performance bonus plan. The Committee believes the increase in compensation is appropriate based on competitive salary surveys and the performance of Bancorp.

     The Committee also administers the 1996 Director Plan, whereby outside directors are paid an annual fee of $8,000 payable in cash, stock options, or a combination of cash and stock options.

                     COMPENSATION AND STOCK OPTION COMMITTEE

                  Vern Sims (Chairman)           C. Stephen Lewis
                  Barney R. Beeksma              Clark Mock


     PERFORMANCE GRAPH. The following graph compares the cumulative total shareholder return on Bancorp's Common Stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and peer groups of the SNL Thrift Index, the SNL $1 - $5 Billion Asset Thrift Index and the SNL Western Thrift Index. Total return assumes the reinvestment of all dividends.

--------------------------------------------------------------------------------
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
--------------------------------------------------------------------------------

                                                                        PERIOD ENDING
                                          ------------ ------------ ------------ ------------ ------------ ------------
INDEX                                      09/30/1994   09/30/1995   09/30/1996   09/30/1997   09/30/1998   09/30/1999
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
InterWest Bancorp, Inc.                       100.00       110.00       213.68       296.44       257.62       239.70
Nasdaq (Total U.S.)*                          100.00       138.07       163.84       224.97       228.77       371.52
SNL Thrift Index                              100.00       130.96       158.17       274.83       246.40       234.70
SNL $1-$5 Billion Thrift Index                100.00       131.91       161.23       275.61       262.71       268.08
SNL Western Thrift Index                      100.00       129.06       157.09       285.32       233.22       218.17

* Assumes that the value of the investment in Bancorp's Common Stock and each index was $100 on September 30, 1994, and that all dividends were reinvested.

--------------------------------------------------------------------------------
                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
--------------------------------------------------------------------------------


     Section 16(a) of the Exchange Act requires Bancorp's executive officers and directors, and persons who beneficially own more than 10 percent of any registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish Bancorp with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms it has received and written representations provided to Bancorp by the above referenced persons, Bancorp believes that during the fiscal year ended September 30, 1999, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly made and filed on a timely basis.

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------


     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Banks are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.

     Mr. Fahey is a member of the Board of Directors of Premera Blue Cross, an insurance healthcare provider. Subsequent to Mr. Fahey's election to the Premera Board, InterWest called for, and reviewed bids from various insurance carriers with respect to health care insurance for InterWest and its subsidiaries. After reviewing the bids, management decided to accept Premera's bid. On January 1, 1999, Bancorp contracted with Premera Blue Cross for health insurance coverage.

--------------------------------------------------------------------------------
                                    AUDITORS
--------------------------------------------------------------------------------


     Ernst & Young LLP, currently serves as Bancorp's independent auditors. As has historically been the practice of Bancorp, the formal selection of independent auditors for the fiscal year ending September 30, 2000, will not be made by the Board of Directors until the Spring of 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------


     In order to be eligible for inclusion in the proxy materials of Bancorp for the 2001 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at Bancorp's main office at 275 Southeast Pioneer Way, Oak Harbor, Washington, no later than August 18, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. In addition, if Bancorp receives notice of a shareholder proposal after October 31, 2000, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

     NOMINATION OF CANDIDATE FOR DIRECTOR. Bancorp's Bylaws provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of Bancorp not less than 30 days nor more than 60 days prior to the date of a meeting of shareholders; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice must be delivered to the Secretary of Bancorp not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of Bancorp that are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the shareholder giving such notice (a) his or her name and address as they appear on Bancorp's books and (b) the number of shares of Bancorp which are beneficially owned by such shareholder.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


     The cost of solicitation of proxies will be paid by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancorp may solicit proxies personally or by facsimile or telephone at their regular salary or hourly compensation.

     Bancorp's 1999 Annual Report to Shareholders has been mailed along with this Proxy Statement to all shareholders of record as of the close of business on November 30, 1999. Any shareholder that has not received a copy of such annual report may obtain a copy by writing to Bancorp. Such annual report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of Bancorp's Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge to shareholders of record as of November 30, 1999, upon written request to Margaret Mordhorst, Secretary, InterWest Bancorp, Inc., 275 Southeast Pioneer Way, Oak Harbor, Washington 98277.

                                       By order of the Board of Directors



                                       Margaret Mordhorst
                                       Secretary
Oak Harbor, Washington
December 23, 1999

     ----------------------------------------------------------------------
                                REVOCABLE PROXY
                            INTERWEST BANCORP, INC.
     ----------------------------------------------------------------------
                        ANNUAL MEETING OF SHAREHOLDERS
                               January 19, 2000

          The undersigned hereby appoints Directors Jean Gorton and Vern Sims of the Board of Directors of InterWest Bancorp, Inc. ("Bancorp") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, 155 Northeast Ernst Street, Oak Harbor, Washington, on Wednesday, January 19, 2000, at 2:00 p.m., local time, and at any and all adjournments thereof, as follows:



--------------------------------------------------------------------------------
                          ^  FOLD AND DETACH HERE  ^

                                                                                                         Please mark
                                                                                                        your votes as   /X/
                                                                                                        indicated in
                                                                                                        this example

1.  ELECTION OF DIRECTORS                                                 2.   To consider and act upon such other matters as
                                                 FOR  WITHHELD                 may properly come before the Annual Meeting or
    I vote FOR all nominees listed below                                       any adjournments thereof.
    (except as marked to the contrary below)     / /     / /
                                                                               The Board of Directors recommends a vote "FOR"
    FOR THREE-YEAR TERM    FOR ONE-YEAR TERM                                   the directors listed above.
    Barney R. Beeksma      Larry Carlson
    C. Stephen Lewis                                                           This proxy also provides voting instructions to
    Russel E. Olson                                                            the Trustees of Bancorp's Employee Stock Ownership
                                                                               Plan for participants with shares allocated to
    I withhold authority to vote for any individual                            their accounts.
    nominee whose name I have stuck a line through in
    the list above.                                              THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                                                                 SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF
                                                                 ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THE BOARD OF
                                                                 DIRECTORS IN ITS BEST JUDGMENT WILL VOTE THIS PROXY.  AT THE
                                                                 PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS
                                                                 TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS
                                                                 DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH
                                                                 RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF
                                                                 SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE
                                                                 NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE,
                                                                 AND MATTERS INCIDENT TO THE CONDUCT OF THE 2000 ANNUAL MEETING.

                                                                           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                                                                           Should the undersigned be present and elect to vote at
                                                                           the Meeting or at any adjournment thereof and after
                                                                           notification to the Secretary of Bancorp at the Annual
                                                                           Meeting of the shareholder's decision to terminate
                                                                           this proxy, then the power of said attorneys and
                                                                           proxies shall be deemed terminated and of no further
                                                                           force and effect.
                                                                           The undersigned acknowledges receipt from Bancorp
                                                                           prior to the execution of this proxy of Notice of
                                                                           Annual Meeting of Shareholders, a proxy statement
                                                                           dated December 23, 1999, and an Annual Report to
                                                                           Shareholders.

                                                                           Dated ___________________, _____


Please sign exactly as your name appears on the enclosed card.       _________________________          _________________________
When signing as attorney-in-fact, executor, administrator,           PRINT NAME OF SHAREHOLDER          PRINT NAME OF SHAREHOLDER
trustee or guardian, please give your full title. If shares
are held jointly, each holder should sign.                           _________________________          _________________________
                                                                     SIGNATURE OF SHAREHOLDER           SIGNATURE OF SHAREHOLDER
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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